UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Unicycive Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Unicycive Therapeutics, Inc.

4300 El Camino Real, Suite 210

Los Altos, CA 94022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2022

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Unicycive Therapeutics, Inc. (“Unicycive” or the “Company”), which will be held on June 15, 2022 at 10:00 a.m. Pacific Daylight Time, at our offices, located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, for the following purposes:

1. To elect four (4) members to our Board of Directors;

2. To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3. To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Unicycive Therapeutics’ Board of Directors has fixed the close of business on April 18, 2022 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 7:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 15, 2022 at 10:00 a.m. Pacific Daylight Time at our offices, located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022.

The proxy statement and annual report to stockholders are available at

http://www.pstvote.com/unicycive2022.

By the Order of the Board of Directors

/s/ Shalabh Gupta
Shalabh Gupta, M.D.
Chairman of the Board of Directors

Dated: April 19, 2022

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Unicycive Therapeutics the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Unicycive Therapeutics, Inc.

4300 El Camino Real, Suite 210

Los Altos, CA 94022

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

The Board of Directors (the “Board”) of Unicycive Therapeutics, Inc. (“Unicycive” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, on June 15, 2022, at 10:00 a.m. Pacific Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2022 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 18, 2022. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 15, 2022, at 10:00 a.m. Pacific Daylight Time at our offices, located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on April 18, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 15,020,517 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are two (2) matters scheduled for a vote:

1. To elect four (4) members to our Board of Directors; and

2. To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 7,510,260 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “FOR” the election of each of the four (4) members to our Board of Directors; and

2. “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the four (4) members to our Board of Directors	Plurality of the votes cast (the four directors receiving the most “FOR” votes)

Ratification of the Appointment of Mayer Hoffman McCann P.C. as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2022	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Unicycive Therapeutics, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Unicycive Therapeutics, Inc., 4300 El Camino Real, Suite 210, Los Altos, CA 94022, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2023 Annual Meeting?

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 15, 2023 and March 17, 2023. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2023 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) must be submitted in writing to our Secretary at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, and received no later than December 30, 2022, to be includable in our proxy statement and related proxy for the 2023 Annual Meeting. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 15, 2023, to be considered for inclusion in proxy materials for our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2023 Annual Meeting, your proposal must be submitted in writing to our Secretary at 4300 El Camino Real, Suite 210, Los Altos, CA 94022 by December 30, 2022. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 15, 2023, to be brought before our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the four (4) director nominees set forth herein. Members of the Board and executive officers of Unicycive Therapeutics do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Business Conduct and Ethics on our website at https://ir.unicycive.com/corporate-governance/governance-documents under Investor Relations – Governance. A copy of our Code of Business Conduct and Ethics may also be obtained without charge upon written request to Secretary, Unicycive Therapeutics, Inc., 4300 El Camino Real, Suite 210, Los Altos, CA 94022. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Business Conduct and Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Board Composition and Leadership Structure

Our Chairman of the Board of Directors, Dr. Gupta, also serves as our Chief Executive Officer and President. Our Board of Directors has determined that this leadership structure is appropriate and effective for Unicycive at this time. This structure effectively utilizes Dr. Gupta’s knowledge of Unicycive and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Dr. Laumas, Dr. Ryan, and Dr. Schiller, representing three of our four incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at https://ir.unicycive.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the SEC, including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

As of December 31, 2021, the Audit Committee consisted of Dr. Laumas, chairman of the Audit Committee, Dr. Ryan, and Dr. Schiller. Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Dr. Laumas, Dr. Ryan, and Dr. Schiller is “independent” as that term is defined under applicable Nasdaq and SEC rules. Dr. Laumas is our audit committee financial expert.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor.

As of December 31, 2021, the Compensation Committee consisted of Dr. Ryan, chairman of the Compensation Committee, and Dr. Laumas. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Nominating and Governance Committee

The Nominating and Governance Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board corporate governance guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the corporate governance guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict. As of December 31, 2021, the Nominating and Governance Committee consisted of Dr. Schiller, chairman of the Nominating and Governance Committee, and Dr. Ryan. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Anti-hedging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our chief compliance officer has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Material Proceedings

There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2021, Drs. Ryan and Laumas served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2021.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2021, the Board of Directors held 7 meetings including telephonic meetings; the Audit Committee held 1 meeting; the Compensation Committee held no meetings; and the Nominating and Governance Committee held no meetings. During fiscal year 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. As the Company recently became a reporting company, no annual meeting of the stockholders was held last year.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Unicycive Therapeutics, Inc.

c/o Secretary

4300 El Camino Real, Suite 210

Los Altos, CA 94022

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background and professional experience), career specialization, relevant technical, leadership or governance skills, or financial acumen, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our corporate governance guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our corporate governance guidelines, there are no limits term that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Directors.”

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four (4) directors to hold office until the 2023 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the four (4) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 18, 2022.

Name	Age
Shalabh Gupta, M.D.	49
Sandeep Laumas, M.D.	54
John Ryan, M.D., Ph.D.	79
Brigitte Schiller, M.D.	62

Shalabh Gupta, M.D. - Chief Executive Officer, President and Director

Dr. Shalabh Gupta, our founder, has served as our Chief Executive Officer, President and director since August 2016. Since June 2013, Dr. Gupta has also served as the founder and Chief Executive Officer of Globavir Biosciences, Inc., a company focused on commercializing novel therapeutics and powerful diagnostics for treating global infectious disease. Dr. Gupta has also served in various other capacities including founder and Chief Executive Officer of Biocycive Inc.; Strategy, Genentech Commercial at Genentech, Inc.; Equity Research, Pharmaceuticals at UBS Investment Bank; Attending Physician at NYU Medical Center; clinical faculty member at NYU School of Medicine; and Equity Research, Biotechnology at Rodman & Renshaw, LLC. In addition, he has served on the board of directors of Beall Center for Innovation and Entrepreneurship since 2018. Dr. Gupta has also served as an advisor to SPARK, Stanford University School of Medicine since 2012, a charter member of TiE, a not-for-profit network of entrepreneurs fostering entrepreneurship, mentoring and education, since 2013. Dr. Gupta previously served on the board of directors of Phenomenome Discoveries Inc. and was a Fellow at the Startup Leadership Program, a medical advisor Synageva BioPharma Corporation (formerly known as AviGenics) and an advisor to NYU Langone Medical Center (Office of Technology Transfer). Dr. Gupta received his MPA in health care finance and management from NYU Robert F. Wagner Graduate School of Public Service, and his medical degree from Jawaharlal Institute of Postgraduate Medical Education & Research, India. Furthermore, Dr. Gupta completed his internship in Internal Medicine, and medical residency in physical medicine and rehabilitation and a research fellowship in cardiopulmonary rehabilitation from New York University (“NYU”) School of Medicine and New York University. He practiced medicine from 2000 to 2008 at NYU’s various hospitals first during his medical training (2000-2004) and then as an attending physician (2004-2008). Dr. Gupta also served as a faculty member at NYU School of Medicine. In the past, Dr. Gupta was a board-certified physician, and he currently holds a license from the California State Medical Board. While working as a stock analyst on Wall Street, Dr. Gupta held Series 7, 63, 86 and 87 licenses. We believe Dr. Gupta is qualified to serve as a member of our board of directors because of his background as a physician and as a biotechnology executive and his extensive experience in both in-licensing technologies from academic institutions and biotechnology companies as well as out-licensing technologies to larger organizations in addition to his former experience on Wall Street.

Sandeep Laumas, M.D. – Independent Director

Dr. Sandeep Laumas has served as our director since 2018. Since 2014, Dr. Laumas has served on the board of directors of private and publicly traded biotechnology companies. In 2008, Dr. Laumas founded Bearing Circle Capital, an investment vehicle and has served as its Managing Director since such time. Dr. Laumas began his career at Goldman Sachs & Co. in 1996 as an equity analyst in the healthcare investment banking division working on mergers & acquisitions and corporate finance transactions before transitioning to the healthcare equity research division. After leaving Goldman Sachs in 2000, Dr. Laumas moved to the buy side as an analyst at Balyasny Asset Management from 2001 to 2003. Dr. Laumas was a Managing Director of North Sound Capital from 2003 to 2007, where he was responsible for the global healthcare investment portfolio. Dr. Laumas has served as a member of the board of directors of private and public healthcare companies including, Parkway Holdings Ltd. (2010), SRL Ltd. (2011-2012), 9 Meters Biopharma, Inc. (2018-present) and BioXcel Therapeutics, Inc. (2017-present). Dr. Laumas has also been a director of Globavir Biosciences, Inc. since 2015. Dr. Laumas received his A.B. in Chemistry from Cornell University in 1990, M.D. from Albany Medical College in 1995 with a research year at the Dana-Farber Cancer Institute and completed his medical internship in 1996 from the Yale University School of Medicine. We believe Dr. Laumas is qualified to serve as a member of our board of directors because his vast industry perspective in both public and private investments and financial transactions in the healthcare arena.

John Ryan, M.D., Ph.D. – Independent Director

Dr. John Ryan has served as our director since 2018. Since 2011, Dr. Ryan has served as Executive Vice President, Chief Medical Officer of Kadmon Holdings, Inc., a biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics. From 2009 until 2011, Dr. Ryan served as Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a publicly traded pharmaceutical company, and from 2006 until 2009, he served as Chief Medical Officer at Aveo Pharmaceuticals, Inc. (Nasdaq: AVEO), a biopharmaceutical company seeking to advance targeted medicines for oncology and other unmet medical needs. From 1995 until 2006, Dr. Ryan served as Senior Vice President of Translational Research at Wyeth (formerly Genetics Institute), where he served as head of the Department of Experimental Medicine. Dr. Ryan also served as an Executive Director of Clinical Research at Merck Research Laboratories from 1989 to 1995 and he previously served on the scientific advisory boards of ArQule, Inc. and Expression Analysis, Inc. Dr. Ryan has also been a director of Globavir Biosciences, Inc. since 2014. Dr. Ryan received his B.S. and his Ph.D. from Yale University. Dr. Ryan received his M.D. from the University of California, San Diego. We believe Dr. Ryan is qualified to serve as a member of our board of directors because of his clinical background and extensive experience in running clinical development programs and getting drugs through the FDA approval process.

Brigitte Schiller, M.D., FACP, FASN – Independent Director

Dr. Schiller is a nominee for appointment as a director, and such appointment will be effective upon completion of this offering. Dr. Schiller has been Chief Medical Officer at Satellite Healthcare since 2010. In this role, Dr. Schiller is responsible for Quality, Physician Leadership and Research & Development. She oversees the development and implementation of the quality strategy, its execution and organizational infrastructure. Dr. Schiller serves as Chief of Staff, and as such provides oversight on more than 80 medical directors and over 400 referring physicians. As CMO Dr. Schiller is responsible for the delivery of care to more than 8,000 dialysis patients in 80 US centers. She directs Satellite’s clinical research efforts, which by deliberate policy are applied pragmatic real-world studies directed towards improvement in patient experience and outcomes. Under her leadership, Satellite Healthcare has achieved the highest quality ratings in the CMS 5 Star Ratings for several years. Dr. Schiller has participated as investigator in multiple FDA trials, including pivotal drug and device trials in ESRD care over the past 15 years. She is a published author in many areas of ESRD care, including home dialysis. She is known as an inspirational leader who is determined to transform the care of patients with chronic kidney disease through quality improvement efforts, innovative drugs and devices as well as alternative care models unchanged since 1973. She has been a consultant to various early-stage and established healthcare companies. Dr. Schiller serves as an Adjunct Lecturer in the Division of Nephrology at Stanford University. She is a frequent invited speaker at national and international meetings. She has received teaching and research awards including the 2017 Woman of Influence award for executives. She serves on the Expert Panel for the USRDS database. Dr. Schiller graduated MD summa cum laude from the University of Freiburg, Germany and, in addition to postgraduate training at the University of Munich, completed residency and research fellowships at Rush-Presbyterian-St. Luke’s Medical Center, Chicago, Northwestern University and the University of Chicago.

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director. This matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean that a particular director does not possess that qualification or skill. The demographic information presented below is based on voluntary self-identification by each nominee.

Director Skills and Demographic Matrix

	Shalabh Gupta, M.D.	Sandeep Laumas, M.D.	John Ryan, M.D., Ph.D.	Brigitte Schiller, M.D.
Corporate Governance	X	X	X	X
Financial	X	X
Business Operations	X	X	X	X
Industry Knowledge	X	X	X	X
Risk Management	X	X	X	X
Gender	Male	Male	Male	Female
Race/Ethnicity	Asian	Asian	White	White

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of April 18, 2022, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Shalabh Gupta, M.D.	49	President, Chief Executive Officer and Chairman of the Board	2016
Pramod Gupta, Ph.D.	62	Executive Vice President, Pharmaceutical and Business Operations	2020
John Townsend	60	Chief Financial Officer	2021

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Pramod Gupta, Ph.D. Dr. Gupta has served as our Executive Vice President, Pharmaceutical and Business Operations since September 2020. Dr. Gupta is a pharmaceutical executive with 30 years’ experience at large as well as small companies. He has extensive experience in drug development, regulatory requirements and drug approvals globally. He has led development/approval/launch of over 40 products by leveraging external partnerships/technologies/business solutions. Previously Dr. Gupta served as the Senior Vice President at Spectrum Pharmaceuticals from January 2011 to April 2018, Vice President at Bausch & Lomb from May 2005 to August 2009, and at positions of increasing responsibilities at Baxter, TAP Pharmaceuticals and Abbott Laboratories. He has published more than 50 scientific papers and 2 scientific books, and holds 14 patents. He completed his PhD from the University of Otago New Zealand.

John Townsend. Mr. Townsend has served as our Chief Financial Officer starting in March 2021, and he has previously served as Vice President Finance and Chief Accounting Officer in a consulting role since September 2020. He has over 25 years of public and private company experience in industries including biotechnology, medical devices, and high-tech electronics manufacturing. Before joining the Company, Mr. Townsend worked at Guardion Health Sciences, a medical foods company from 2016 to 2020. From 2005 until 2015, he worked at Cytori Therapeutics, Inc., a stem cell therapy company. From 1996 to 2005, he worked at several high-tech companies, and he started his career at Deloitte (formerly Deloitte and Touche) after graduating from San Diego State University in 1993. Mr. Townsend is a Certified Public Accountant in the state of California.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued during the years ended December 31, 2020 and 2021 to our named executive officers:

Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Shalabh Gupta, M.D.,	2021	669,775	124,187	330,729	-	1,124,691
Chief Executive Officer	2020	495,000	148,500	-	-	643,500

Pramod Gupta, Ph.D.,	2021	187,500	-	231,555	68,750	487,805
Executive VP Pharmaceutical and	2020	-	-	212,250	60,000	272,250
Business Operations

John Townsend, CPA,	2021	91,667	-	185,253	106,197	383,117
Chief Financial Officer	2020	-	-	-	39,750	39,750

(1)	Represents salary and bonus earned, but not all paid.

(2)	Represents the aggregate grant date fair values of stock option awards in accordance with FASB ASC No. 718-10. These values have been determined under the principles used to calculate the grant date fair market value of equity awards for purposes of the Company’s financial statements. The fair value of the common stock underlying the Company’s stock options prior to the IPO was estimated at each grant date and was determined on a periodic basis and based either on transactions with third parties in which common stock was sold for cash or with the assistance of an independent third-party valuation expert. Subsequent to our IPO, the fair value underlying the Company’s common stock is determined based on the public market closing price on each date of grant. Other assumptions used in our valuation of grants include expected term, volatility, and a risk-free interest rate.

(3)	Represents consulting fees earned prior to commencing formal employment with the Company.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding awards held by each of our named executive officers that were outstanding as of December 31, 2021.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Shalabh Gupta, M.D.,
Chief Executive Officer	-	170,543	0.13 – 5.00	8/2023 – 7/2031

Pramod Gupta, Ph.D.,
Executive VP Pharmaceutical and Business Operations	63,710	128,152	3.27 – 7.01	10/2029 – 7/2031

John Townsend, CPA,
Chief Financial Officer	-	41,861	5.00 – 7.01	3/2031 – 7/2031

Non-Employee Director Compensation

The following table sets forth the total compensation paid or accrued during the years ended December 31, 2020 and 2021 to our non-employee directors:

Name	Year	Option Awards (2) ($)	Fees Earned or Paid in Cash ($)	Total ($)
Sandeep Laumas, M.D. (1)	2021	-	27,500	27,500
	2020	-	-	-

John Ryan, M.D., Ph.D. (2)	2021	-	24,750	24,750
	2020	-	-	-

Brigitte Schiller, M.D. (3)	2021	150,000	25,438	175,438
	2020	-	-	-

(1)	Dr. Laumas was paid $27,500 as compensation for services as a member of the board of directors, chairman of the audit committee, and member of the compensation committee.

(2)	Dr. Ryan was paid $24,750 as compensation for services as a member of the board of directors, chairman of the compensation committee, and member of the nomination and corporate governance committee.

(3)

Dr. Schiller was paid $25,438 as compensation for services as a member of the board of directors, chairman of the nomination and corporate governance committee, and member of the audit committee. In connection with Dr. Schiller’s appointment to the board of directors in 2021, she received an option grant worth $50,000 on the date of grant and a restricted stock unit award worth $100,000 on the date of grant.

Employment Agreements

Shalabh Gupta Employment Agreement

On May 18, 2021, we entered into an employment agreement with Dr. Gupta, pursuant to which Dr. Gupta serves as our Founder and Chief Executive Officer. Dr. Gupta’s employment agreement provides for an annual base salary of $550,000 and provides that Dr. Gupta will be eligible for an annual discretionary bonus, with a target equal to 100% of his base salary, based on the achievement of certain performance objectives established by our Board of Directors. In accordance with the terms of Dr. Gupta’s employment agreement, he received a one-time equity grant of 116,279 stock options, which shall vest over a period of three years from the date of grant. In addition, Dr. Gupta’s employment agreement contains standard non-competition and non-solicitation provisions. Dr. Gupta is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Dr. Gupta’s employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to Dr. Gupta’s employment agreement, in the event his employment is terminated without cause, due to a non-renewal by the Company, or if he resigns for “good reason” (in each case, other than within twelve (12) months following a change in control), Dr. Gupta is entitled to (i) a cash payment equal to one and one-half (1.5) times the sum of his (x) annual base salary and (y) target bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 18 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Dr. Gupta’s compliance with his restrictive covenants, the outstanding and unvested portion of any time-vesting equity award that would have vested during the one (1) year period following Dr. Gupta’s termination had he remained an employee shall automatically vest upon his termination date.

In the event that Dr. Gupta’s employment is terminated due to his death or disability, he will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

In the event that Dr. Gupta’s employment is terminated due to his non-renewal or resignation without “good reason,” he will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

In the event that Dr. Gupta’s employment is terminated by the Company without cause, due to non-renewal by the Company, or if he resigns for “good reason,” in each case within twelve (12) months following a change in control, Dr. Gupta is entitled to (i) a cash payment equal to two (2) times the sum of his (x) annual base salary and (y) target bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 24 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends prior to the date of termination; and (v) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

Pramod Gupta Employment Agreement

On March 22, 2021 (as amended April 28, 2021), we entered into an employment agreement with Mr. Gupta, pursuant to which Mr. Gupta serves as our Executive Vice President, Pharmaceutical and Business Operations. Mr. Gupta’s employment agreement provides for an annual base salary of $450,000 and provides that Mr. Gupta will be eligible for an annual discretionary bonus, with a target amount equal to 50% of his base salary, based on the achievement of certain performance objectives established by our Board of Directors. In accordance with the terms of Mr. Gupta’s employment agreement, he received a one-time equity grant of 34,884 stock options, which shall vest over a period of three years from the date of grant. In addition, Mr. Gupta’s employment agreement contains standard non-competition and non-solicitation provisions. Mr. Gupta is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Mr. Gupta’s employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to Mr. Gupta’s employment agreement, in the event his employment is terminated without cause, due to non-renewal by the Company, or if he resigns for “good reason,” (in each case, other than within twelve (12) months following a change in control), Mr. Gupta is entitled to (i) a cash payment equal to the sum of his (x) annual base salary and (y) target bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 12 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Mr. Gupta’s compliance with his restrictive covenants, the outstanding and unvested portion of any time-vesting equity award that would vest on the next vesting date shall automatically vest upon his termination date, multiplied by a fraction, where the numerator is the number of days Mr. Gupta was employed since the last vesting date (or the date of grant, if such termination occurs prior to the first vesting date applicable to any such award) and the denominator is the total number of days since the last vesting date (or the date of grant, if such termination occurs prior to the first vesting date applicable to any such award) until the next vesting date.

In the event that Mr. Gupta’s employment is terminated due to his death or disability, he will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

In the event that Mr. Gupta’s employment is terminated due to his non-renewal or resignation without “good reason,” he will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

In the event that Mr. Gupta’s employment is terminated by the Company without cause, due to non-renewal by the Company, or if he resigns for “good reason,” in each case within twelve (12) months following a change in control, Mr. Gupta is entitled to (i) a cash payment equal to the sum of his (x) annual base salary and (y) target bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 12 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends prior to the date of termination; and (v) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

John Townsend Employment Agreement

On July 2, 2021 we entered into an employment agreement with Mr. John Townsend, pursuant to which Mr. Townsend serves as our Chief Financial Officer. Mr. Townsend’s employment agreement provides for an annual base salary of $220,000 and provides that Mr. Townsend will be eligible for an annual discretionary bonus, with a target amount equal to 30% of his base salary, based on the achievement of certain performance objectives established by our Board of Directors. In accordance with the terms of Mr. Townsend’s employment agreement, he received a one-time equity grant of 18,605 stock options, which shall vest over a period of three years from the date of grant. In addition, Mr. Townsend’s employment agreement contains standard non-competition and non-solicitation provisions. Mr. Townsend is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Mr. Townsend’s employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2021 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The table below estimates the current value of amounts payable to our named executive officer in the event that a termination of employment occurred on December 31, 2021. The closing price of our common stock, as reported on The Nasdaq Capital Market, was $2.06 on December 31, 2021. The following table excludes certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from our Company. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control and qualifying termination. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the fact and circumstances then prevailing.

Shalabh Gupta

	Termination
	By Unicycive Therapeutics Without Cause Outside a Change In Control	By Unicycive Therapeutics Without Cause or by Dr. Gupta for Good Reason in Connection with a Change In Control(1)
Value of Equity Securities Accelerated	$111,000	$111,000
Cash Payments	1,982,000	2,532,000
Total Cash Benefits and Payments	$2,093,000	$2,643,000

(1)	Relates to the termination of the Shalabh Gupta Employment Agreement: (a) by us without cause other than within 12 months following a change of control that was pending during such 12 month period, (b) by Dr. Gupta for good reason other than within 12 months following a change of control, or (c) by us without cause at any time upon or within 12 months following a change of control.

Pramod Gupta

	Termination
	By Unicycive Therapeutics Without Cause Outside a Change In Control	By Unicycive Therapeutics Without Cause or by Dr. Gupta for Good Reason in Connection with a Change In Control(1)
Value of Equity Securities Accelerated	$-	$-
Cash Payments	994,000	994,000
Total Cash Benefits and Payments	$994,000	$994,000

(1)	Relates to the termination of the Pramod Gupta Employment Agreement: (a) by us without cause other than within 12 months following a change of control that was pending during such 12 month period, (b) by Dr. Gupta for good reason other than within 12 months following a change of control, or (c) by us without cause at any time upon or within 12 months following a change of control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of the Record Date by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage (2)
Directors and Named Executive Officers (1):
Shalabh Gupta, M.D.	5,868,858	(3)	39.0
John Townsend	6,782	(4)	*
John Ryan, M.D., Ph.D.	69,041	(5)	*
Sandeep Laumas, M.D.	116,716	(6)	*
Pramod Gupta, Ph.D.	84,422	(7)	*
Brigitte Schiller	-		*
All Officers and Directors as a Group (6 persons)	6,145,819		40.9
5% Stockholders:
Rosalind Advisors, Inc.	969,484	(8)	6.4
Nantahala Capital Management, LLC	1,246,756	(9)	8.3
Armistice Capital, LLC	800,000	(10)	5.3

*	less than 1%

(1)	The address of each person is c/o Unicycive Therapeutics, Inc., 4300 El Camino Real, Suite 210, Los Altos, CA 94022, unless otherwise indicated herein.

(2)	The calculation in this column is based upon 15,020,517 shares of common stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Includes 20,349 shares of common stock issuable upon exercise of vested stock options and 13,566 shares of common stock issuable upon exercise of stock options that vest within 60 days of April 18, 2022. Excludes 136,628 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(4)	Includes 5,814 shares of common stock issuable upon exercise of vested stock options and 968 shares of common stock issuable upon exercise of stock options that vest within 60 days of April 18, 2022. Excludes 35,079 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(5)	Includes 10,417 shares of common stock issuable upon exercise of vested stock options and 484 shares of common stock issuable upon exercise of stock options that vest within 60 days of April 18, 2022. Excludes 727 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(6)	Includes 10,417 shares of common stock issuable upon exercise of vested stock options and 484 shares of common stock issuable upon exercise of stock options that vest within 60 days of April 18, 2022. Excludes 727 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(7)	Includes 77,881 shares of common stock issuable upon exercise of vested stock options and 6,541 shares of common stock issuable upon exercise of stock options that vest within 60 days of April 18, 2022. Excludes 107,440 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(8)	Based on a Schedule 13G/A filed with the SEC on January 20, 2022, reporting beneficial ownership as of December 31, 2021. Each of Rosalind Advisors, Inc., Rosalind Master Fund, L.P., Steven Salamon, Gilad Aharon have shared voting and dispositive power with respect to these shares. The address for these stockholders is 175 Bloor Street East, Suite 1316, North Tower, Toronto, Ontario M4W 3R8, Canada.

(9)	Based on a Schedule 13G filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Each of Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack have shared voting and dispositive power with respect to these shares. The address of these stockholders is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(10)	Based on a Schedule 13G filed with the SEC on February 15, 2022, reporting beneficial ownership as of December 31, 2021. Each of Armistice Capital, LLC and Steven Boyd have shared voting and dispositive power with respect to these shares. The address for each of these stockholders is Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2022

The Board has appointed Mayer Hoffman McCann P.C. (“MHM”) to serve as our independent registered public accounting firm for the year ending December 31, 2022. MHM has acted as our auditor since 2019.

A representative of MHM is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Unicycive Therapeutics. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by MHM. Substantially all of MHM’s personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure.

	2020	2021

Audit fees	$284,222	$347,411
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$284,222	$347,411

Audit Fees: Fees for audit services on an accrued basis.

Audit-Related Fees: Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.

Tax Fees: Fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: All other fees billed by the auditor for products and services not included in the foregoing categories.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2020 and 2021 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain MHM.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of MHM as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at https://ir.unicycive.com/corporate-governance/governance-documents under Investor Relations – Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Mayer Hoffman McCann P.C. (“MHM”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and MHM the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. The Audit Committee also discussed with MHM matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from MHM required by applicable requirements of the Public Company Accounting Oversight Board regarding MHM’s communications with the Audit Committee concerning independence, and has discussed with MHM its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in Unicycive’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee has also reappointed MHM to serve as independent auditors for the fiscal year ending December 31, 2022, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee
Dr. Sandeep Laumas, Chairman
Dr. John Ryan
Dr. Brigitte Schiller

CERTAIN TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2020 and 2021 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Annual Report on Form 10-K. We are not otherwise a party to a related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Service Agreement with Globavir Biosciences, Inc.

We entered into a Service Agreement on July 1, 2017, as amended on April 6, 2020 (“Service Agreement”), with Globavir Biosciences, Inc. (“Globavir”). Our Chief Executive Officer is also the Chief Executive Officer of Globavir. Pursuant to the Service Agreement, we receive administrative, consulting services, shared office space and other services in connection with our drug development programs. The initial amended term of the Service Agreement expired on December 31, 2020, and the agreement automatically renews for successive one month periods after the initial termination date. Pursuant to the Service Agreement, we paid Globavir $50,000 per month through December 31, 2019 and $10,000 per month commencing on January 1, 2020. As of December 31, 2020, $9,000 was payable to Globavir for service fees. During the fourth quarter of 2021, we determined that future services under the Service Agreement were no longer required, and we wrote off the $28,000 remaining prepaid balance due from Globavir as of December 31, 2021. Service fee expenses were $120,000 and $148,000 for the years ended December 31, 2020 and 2021, respectively, and were recorded as general and administrative expenses in the statements of operations.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

Unicycive Therapeutics has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Unicycive Therapeutics will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (650) 351-4495, or submit a request in writing to our Secretary, c/o Unicycive Therapeutics, Inc., 4300 El Camino Real, Suite 210, Los Altos, CA 94022. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained without charge by writing to the Secretary, Unicycive Therapeutics, Inc., 4300 El Camino Real, Suite 210, Los Altos, CA 94022.

By Order of the Board of Directors

/s/ Shalabh Gupta
Dr. Shalabh Gupta
Chairman of the Board of Directors

April 19, 2022

PROXY CARD

UNICYCIVE THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 15, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, John Townsend and Shalabh Gupta, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Unicycive Therapeutics, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 15, 2022 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 15, 2022 at 10:00 a.m. Pacific Daylight Time at our offices, located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022. The proxy statement and the 2021 Annual Report on Form 10-K are available at www.pstvote.com/unicycive2022.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Unicycive Therapeutics, Inc. to be held at our offices located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022, on June 15, 2022, beginning at 10:00 a.m. Pacific Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 & 2

1. Election of Directors Nominees	FOR	WITHHOLD

01- Dr. Shalabh Gupta	☐	☐
02- Dr. Sandeep Laumas	☐	☐
03- Dr. John Ryan	☐	☐
04- Dr. Brigitte Schiller	☐	☐

2. Proposal to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2022	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2022

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to www.pstvote.com/unicycive2022

Enter your control number (12 digit number located below)

2.	VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on June 14, 2022.